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                                                                 EXHIBIT 4.1


                                        VOTING AGREEMENT dated July 12, 1999
                                        among the persons listed on the
                                        signature pages hereof.

                                ----------------------

     Certain of the parties hereto presently serve as directors of Unity First Acquisition Corp., a Delaware corporation ("Unity"), and such parties, as well as certain of their Affiliates (as such term is defined in the Merger Agreement) are also stockholders of Unity ("Current Stockholders"). The other parties hereto are directors, and are also stockholders ("New Stockholders") of GraphOn Corporation, a California corporation (the "Company").

     Unity and the Company have entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") pursuant to the terms of which the Company will merge with and into Unity, with Unity being the corporation surviving the merger (the "Merger"). Upon consummation of the Merger, shares of common stock of the Company will be converted into shares of common stock, $.0001 par value, of Unity ("Unity Shares").

     The Current Stockholders and the New Stockholders (collectively the "Stockholders") are entering into this instrument to evidence their agreement with respect to the voting of Unity Shares owned by each as to the election of directors, and certain related matters.

     NOW, THEREFORE, the parties agree as follows:


     1.   VOTING

          Each Stockholder agrees to vote all Unity Shares over which he possesses voting power in favor of the election of a slate of directors of Unity comprised of (i) one designee of the Current Stockholders and (ii) not less than six designees of the New Stockholders.

     2.   NOMINATION OF SLATE

          Each Stockholder agrees to use all reasonable efforts to cause the management of Unity to propose as candidates for the management slate of directors nominees comprised of (i) one designee of the Current Stockholders and (ii) not less than six designees of the New Stockholders.

     3.   PRESENCE FOR QUORUM PURPOSES

          Each Stockholder agrees that at any duly called meeting of Stockholders of Unity called for the purpose, among others, of electing directors, he shall be present in person or by proxy for purposes of establishing a quorum.

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     4.   ELECTION OF NEW DIRECTORS

          Immediately prior to the Effective Time (as defined in the Merger Agreement), the Current Stockholders as directors of Unity will (A) pursuant to the provisions of Unity's By-Laws, increase the number of Unity's directors to at least seven (7), (B) elect not less than seven (7) persons designated by the Current Stockholders as the new directors of Unity, and such Current Stockholders will resign as officers of Unity and (other than Lawrence Burstein) resign as directors of Unity, effective upon consummation of the Merger so that Unity's board of directors shall, immediately after the Merger, be composed of the persons contemplated by Section 1 above.

     5.   NO RESTRAINT ON ALIENATION

          The above provisions as to the voting of Unity Shares apply to all Unity Shares owned by each Stockholder at the time of voting or other taking of action but are not intended to, and shall not, limit the freedom of each Stockholder to sell, transfer or otherwise dispose of any Unity Shares owned by him in accordance with applicable law, but subject to any other contractual limitation agreed to by such Stockholder.

     6.   COOPERATION

          The parties will cooperate in good faith with each other in carrying out the provisions of this Agreement.

     7.   TERM

          This Agreement shall remain in full force and effect for a period of one (1) year following the date hereof.

     8.   COUNTERPARTS

          This Voting Agreement may be executed in counterparts, each of which shall constitute an original, and all of which originals, when taken together, shall constitute one and the same Agreement.

     9.   GOVERNING LAW

          This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                   /s/ Walter Keller
                                   ------------------------------
                                   Walter Keller


                                   /s/ Thomas A. Bevilacqua
                                   ------------------------------
                                   Thomas A. Bevilacqua


                                   /s/ Eric Kim
                                   ------------------------------
                                   Eric Kim


                                   /s/ Robert Dilworth
                                   ------------------------------
                                   Robert Dilworth


                                   /s/ August P. Klein
                                   ------------------------------
                                   August P. Klein


                                   /s/ Michael O'Reilly
                                   ------------------------------
                                   Michael O'Reilly


                                   /s/ Robin Ford
                                   ------------------------------
                                   Robin Ford


                                   /s/ Edmund Becmer
                                   ------------------------------
                                   Edmund Becmer


                                   /s/ Vince Pfeifer
                                   ------------------------------
                                   Vince Pfeifer


                                   COREL CORPORATION

                                   /s/ Mitch Desrochers
                                   ------------------------------
                                   By: Mitch Desrochers
                                   Title: Vice President Finance and Controller

                                      3

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                                   KEVIN KIMBERLIN PARTNERS

                                   /s/ Kevin Kimberlin
                                   ------------------------------
                                   By:  Kevin Kimberlin
                                   Title:  General Partner

                                      4